UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:	February 27, 2006
(Date of earliest event reported):	February 23, 2006

Commission File No. 0-20709

D&E COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2837108
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
124 East Main Street P.O. Box 458 Ephrata, PA 17522-0458	17522
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-733-4101

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       Written communications pursuant to Rule 425 under the Securities Act

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 27, 2006, D&E Communications, Inc. (the “Company”) issued a press release announcing that the Company’s Board of Directors has elected John C. Long as a director on February 23, 2006.  Mr. Long will serve for an initial term expiring in 2008 and will fill the 13th seat on the Board and will serve on the Audit Committee of the Company’s Board of Directors.

Separately, by a Current Report on Form 8-K filed on February 22, 2006, the Company announced the untimely death of Thomas H. Bamford.  The Board’s Nominating and Governance Committee will begin a search to fill the vacancy created by Mr. Bamford’s death.

Item 5.05  Amendment to the Registrant’s Code of Ethics or Waiver of a Provision of the Code of Ethics

On February 23, 2006, the Company’s Board of Directors amended the Company’s Code of Business Conduct and Ethics.  The amendment changed the period for reporting a violation of the Code to the Audit Committee, other than a violation that meets the definition of “Behavior Involving Questionable Auditing or Accounting Matter” under the Code.  The period was changed from immediate to no less frequently than quarterly, unless the severity of the reported violation would dictate more immediate reporting.  Immediate reporting is still required for violations that meet the definition of Behavior Involving Questionable Auditing or Accounting Matter.  The amended Code will be posted on the Company’s website at www.decommunications.com.

Item 9.01 - Financial Statements and Exhibits

          (c) Exhibits

               Exhibit No.               Description

                 99.1                         Press Release dated February 27, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 27, 2006	D&E COMMUNICATIONS, INC. By: /s/ W. Garth Sprecher W. Garth Sprecher Senior Vice President and Secretary

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